As filed with the Securities and Exchange Commission on December 14, 2012

Registration No. 333-175987

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUPATHE INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-2218246
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

227 Washington Street, Suite 200

Conshohocken, Pennsylvania 19428

(484) 567-0130

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Armando Anido

Chief Executive Officer

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, Pennsylvania 19428

(484) 567-0130

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael F. Marino, Esq.

Vice President and General Counsel

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, Pennsylvania 19428

(484) 567-0130

Michael N. Peterson, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective, as determined by the selling stockholder named in the prospectus contained herein.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This post-effective amendment No. 2 on Form S-3 to Registration Statement on Form S-1 (File No. 333-175987) is being filed pursuant to General Instruction I.B.6 of Form S-3 and updates certain information contained in the registration statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2012

PRELIMINARY PROSPECTUS

2,901,734 Shares of Common Stock

This prospectus relates to the sale of up to 2,901,734 shares of our common stock by Aspire Capital Fund, LLC (referred to in this prospectus as “Aspire Capital” or the “selling stockholder”), consisting of 2,746,147 shares that we may issue to Aspire Capital in the future pursuant to the terms of a common stock purchase agreement that we previously entered into with Aspire Capital, 70,721 shares that we previously sold to Aspire Capital pursuant to such purchase agreement, and 84,866 shares (referred to in this prospectus as the “Commitment Shares”) that we previously issued to Aspire Capital as consideration for entering into that purchase agreement.  The prices at which Aspire Capital may sell the shares pursuant to this prospectus will be determined by the prevailing market price for the shares or in negotiated transactions.  We will not receive proceeds from the sale of our shares by Aspire Capital.  However, we may receive proceeds of up to $30.0 million from the sale of our common stock to Aspire Capital pursuant to that purchase agreement we entered into with Aspire Capital.

Aspire Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and listed on The NASDAQ Global Market under the ticker symbol “PATH.”  On December 13, 2012, the last reported sale price for our common stock was $3.21 per share.  The shares of common stock offered pursuant to this prospectus have been approved for listing on The NASDAQ Global Market.

As of December 13, 2012, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $45,012,273, based on 19,900,170 shares of outstanding common stock, of which approximately 5,877,655 shares were held by affiliates, and a price of $3.21 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on December 13, 2012.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 4 of this prospectus, and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,

ABOUT THIS PROSPECTUS

You should read this prospectus and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the Selling Stockholder is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “NuPathe,” “we,” “Company,” “us,” or “our” refer to NuPathe Inc., and references to “Selling Stockholder” refer to those stockholders listed herein under “Selling Stockholder,” and their donees, pledgees, transferees or other successors in interest.

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PROSPECTUS SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you.  This summary is qualified in its entirety by and should be read together with the information contained in, or incorporated by reference into, other parts of this prospectus.  You should carefully read this entire prospectus, including the “Risk Factors” section, and the information incorporated by reference into this prospectus, before making a decision about whether to invest in our securities.

Company Overview

We are a specialty pharmaceutical company focused on innovative neuroscience solutions for diseases of the central nervous system including neurological and psychiatric disorders. Our lead product candidate, Zecuity (previously referred to as Zelrix and NP101) is an active, single-use, transdermal patch being developed for the treatment of migraine. The active ingredient in Zecuity, sumatriptan, is the most prescribed treatment for migraine in the U.S. Sumatriptan is available in oral, nasal and injectable formulations but it is not currently available in a transdermal formulation because sumatriptan is not passively absorbed by the skin.

Utilizing our SmartRelief™ technology, Zecuity is able to deliver sumatriptan through the skin by applying a mild battery power. The proprietary software in Zecuity’s microprocessor manages fast, sustained and controlled drug delivery and adjusts current flow for optimal drug delivery during use without any user input or adjustment. If approved, Zecuity will be the first and only transdermal patch for the treatment of migraine.

Migraine is a debilitating neurological disease that affects approximately 31 million people in the U.S., half of whom are diagnosed and treated. During their migraines, many patients suffer from one or more significant gastrointestinal problems, which include nausea, vomiting and a compromised ability to digest, known as decreased gastric motility. Research suggests that approximately half of the diagnosed and treated migraine patients frequently experience migraine-related nausea (> 50% of their attacks). The presence of nausea or vomiting can impede the use of oral medications, while reduced gastric motility can result in low and inconsistent absorption of oral medications which may cause some patients to fail to respond consistently to such medications. Patients who frequently experience migraine-related nausea (also referred to in this prospectus as “MRN”) also report significantly more disease burden and indicate significantly less satisfaction with their current migraine medications, report more medication side effects, and report more medication-related interference in work, family, and social life.

The American Academy of Neurology guidelines recommend a non-oral route of administration for migraine patients who experience nausea or vomiting as significant migraine symptoms. Despite this recommendation and the prevalence of nausea and vomiting, IMS Health, Incorporated, a pharmaceuticals market research firm, reported that non-oral formulations comprised only 4% of triptan units sold in the U.S. in 2010. We believe the route of administration and adverse events associated with current non-oral migraine treatments, such as nasal and injectable formulations, contribute to the low adoption rate of these medications.

In its pivotal Phase 3 clinical trial, Zecuity achieved significance at relieving both headache pain and eliminating nausea within one hour while also providing sustained headache pain relief for 24 hours. Zecuity rapidly delivered therapeutic plasma levels of sumatriptan without reaching levels that are commonly associated with triptan sensations (pressure in chest and throat, tingling, and numbness). As a result, the incidence of triptan sensations was low without compromising the ability to address key efficacy parameters. In Zecuity’s Phase 3 clinical trials, the incidence of triptan sensations was 1.5%. These compare favorably to oral (> 8%) and injectable (> 42%) sumatriptan as presented in the U.S. prescribing information for these products.

Based on its route of administration and clinical data, we believe Zecuity is uniquely positioned to meet the needs of the underserved population of patients who frequently experience MRN and for those who experience inconsistent relief or triptan sensation adverse events from their current treatment.

We also have two proprietary product candidates in pre-clinical development that utilize our LAD™, or Long-Acting Delivery, biodegradable implant technology that allows delivery of therapeutic levels of medication over a period of months with a single dose. NP201, for the continuous symptomatic treatment of Parkinson’s disease, utilizes a leading FDA-approved dopamine agonist, ropinirole, and is being developed to provide up to two months of continuous delivery. NP202, for the long-term treatment of schizophrenia and bipolar disorder, is being developed to address the long-standing problem of patient noncompliance by providing three months of continuous delivery of risperidone, an FDA-approved atypical antipsychotic.

Corporate Information

We were organized as a corporation under the laws of the State of Delaware in January 2005. Our principal executive offices are located at 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428 and our telephone number is (484) 567-0130. Our website address is www.nupathe.com. The information contained on our website, or accessible thereby, is not a part of this prospectus.

The Offering

Common stock being offered by the selling stockholder	2,901,734 shares

Common stock outstanding	19,900,170 shares (as of December 13, 2012) (1)

Use of proceeds

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $30.0 million in proceeds from the sale of our common stock to the selling stockholder under the purchase agreement described below. We intend to use all such net proceeds for the development, manufacture and commercial launch of Zecuity in the U.S. We may also use a portion of such funds for working capital and other general corporate purposes, which may include debt service and interest obligations, the acquisition or licensing of other products or technologies or the acquisition of other businesses in the biotechnology or specialty pharmaceuticals industry.

The NASDAQ Global Market symbol	“PATH”

Listing	The shares of common stock offered pursuant to this prospectus have been approved for listing on The NASDAQ Global Market.

Risk factors

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 4 of this prospectus, and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities..

(1)               The number of shares of our common stock outstanding as of December 13, 2012 was 19,900,170, and excludes:

•                  2,866,315 shares of common stock issuable upon the exercise of options outstanding as of December 13, 2012 at a weighted average exercise price of $3.60 per share;

•                  8,917,000 shares of common stock issuable upon the conversion of Series A Preferred Stock outstanding as of December 13, 2012;

•                  14,403,716 shares of common stock issuable upon the exercise of warrants outstanding as of December 13, 2012 at a weighted average exercise price of $2.05 per share;

•                  727,706 additional shares of common stock available for future issuance as of December 13, 2012 under our Amended and Restated 2010 Omnibus Incentive Compensation Plan; and

•                  249,533 shares of common stock available for future issuance as of December 13, 2012 under our 2010 Employee Stock Purchase Plan.

Unless otherwise indicated, all information in this prospectus assumes no conversion or exercise of the outstanding Series A Preferred Stock, warrants or options described above.

On August 2, 2011, we entered into a common stock purchase agreement (referred to in this prospectus as the “Purchase Agreement”), with Aspire Capital Fund, LLC, an Illinois limited liability company (referred to in this prospectus as “Aspire Capital”

or the “selling stockholder”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of our shares of common stock over the approximately 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 84,866 shares of our common stock (referred to in this Prospectus as the “Commitment Shares”), as a commitment fee. Upon execution of the Purchase Agreement, we sold to Aspire Capital 70,721 shares of common stock, which we refer to as the Initial Purchase Shares. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, which we refer to as the Registration Rights Agreement, in which we agreed to file one or more registration statements, including the registration statement of which this prospectus is a part, as permissible and necessary to register under the Securities Act of 1933, as amended (referred to in this prospectus as the “Securities Act”), the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of December 13, 2012, there were 19,900,170 shares of our common stock outstanding.  If all of the 2,901,734 shares of our common stock offered hereby were issued and outstanding as of the date hereof, then such shares would represent approximately 14.6% of the total common stock outstanding as of the date hereof.  The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 2,901,734 shares of our common stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital and 2,746,147 shares of common stock which we may issue to Aspire Capital. All 2,901,734 shares of common stock are being offered pursuant to this prospectus.  Under the Purchase Agreement, we have the right but not the obligation to sell more than the 2,901,734 shares of common stock offered in this prospectus to Aspire Capital.  If we elect to sell more than the 2,901,734 shares of common stock offered hereby, we must first obtain the approval of our stockholders to do so and register under the Securities Act the resale of any additional shares we may elect to sell to Aspire Capital before we can put such additional shares to Aspire Capital under the Purchase Agreement.

On any trading day on which the closing sale price of our common stock is not less than $4.00, or the “Floor Price,” we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each referred to in this prospectus as a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per trading day, provided that the aggregate price of such purchase shall not exceed $500,000 per trading day, up to $30.0 million of our common stock in the aggregate at a per share price (referred to in this prospectus as the “Purchase Price”) calculated by reference to the prevailing market price of our common stock (as more specifically described below).

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to the lesser of (i) 100,000 shares and (ii) the number of shares with an aggregate purchase price of $500,000, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each referred to in this prospectus as a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on The NASDAQ Global Market on the next trading day (referred to in this prospectus as the “VWAP Purchase Date”), subject to a maximum number of shares we may determine (referred to in this prospectus as the “VWAP Purchase Share Volume Maximum”) and a minimum trading price (referred to in this prospectus as the “VWAP Minimum Price Threshold”) (as more specifically described below).  The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (referred to in this prospectus as the “VWAP Purchase Price”) is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price. This Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider each of the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained in, incorporated by reference into, this prospectus. The occurrence of any one or more of these risks could materially harm our business, operating results, financial condition and prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of our investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included in, or incorporated by reference into, this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the “Exchange Act”) the attainment of which involves various risks and uncertainties. All statements other than statements of historical fact included in, or incorporated by reference into, this prospectus are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “scheduled,” “continue,” “ongoing” or similar terms, variations of those terms or the negative of those terms, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and the information incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things:

•                  our ability to obtain additional capital on a timely basis and on agreeable terms to meet our debt service and interest obligations and fund operations;

•                  our ability to address the issues raised by the FDA in its complete response letter regarding our new drug application for Zecuity;

•                  additional information, trials, studies or redesign of Zecuity that may be required by the FDA, which could delay, limit or preclude marketing approval of Zecuity;

•                  our ability to obtain marketing approval for Zecuity and our other product candidates;

•                  our ability to obtain commercial and development partners for Zecuity and our other product candidates;

•                  our reliance on third parties to manufacture Zecuity and our other product candidates;

•                  our ability to establish and effectively manage our supply chain;

•                  our ability to establish effective marketing and sales capabilities or enter into agreements with third parties to perform these functions;

•                  market acceptance among physicians and patients and the availability of adequate reimbursement from third party payors for Zecuity and any other product candidates for which we obtain marketing approval;

•                  adverse event profiles discovered after marketing approval and use of a product in a larger number of subjects for longer periods of time than in clinical trials, that could limit such product’s usefulness or require its withdrawal;

•                  serious adverse events or other safety risks that could require us to abandon or delay development of, or preclude or limit approval of, our product candidates;

•                  varying interpretation of trial, study and market data;

•                  our ability to obtain and maintain intellectual property protection and the scope of such protection;

•                  the performance of our partners and other third parties; and

•                  compliance with legal and regulatory requirements.

Additional factors that could cause actual results to differ materially from those reflected in forward-looking statements are discussed in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein

Forward-looking statements reflect our analysis, judgment, belief or expectation only as of the date of this prospectus or, in the case of forward-looking statements contained in documents incorporated by reference into this prospectus, the date of the applicable document (or any earlier date indicated in the statement). We undertake no obligation to update or revise forward-looking statements whether as a result of new information, future developments or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 20, 2012;

•                  our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2012, filed with the SEC on May 10, 2012, our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2012, filed with the SEC on August 14, 2012, and our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2012, filed with the SEC on November 9, 2012;

•                  our Current Reports on Form 8-K, filed with the SEC on April 26, 2012, June 1, 2012, June 12, 2012, July 25, 2012, July 30, 2012, September 26, 2012, October 9, 2012, October 12, 2012, October 23, 2012 and November 27, 2012 (as amended by Form 8-K/A filed with the SEC on November 29, 2012); and

•                  the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on July 29, 2010 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference into this prospectus, by requesting them in writing or by telephone from us as follows:

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, Pennsylvania 19428

Attention: General Counsel

(484) 567-0130

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference into this prospectus. You may also obtain copies of documents incorporated by reference into this prospectus at the SEC’s public reference room in Washington D.C., as well as through the SEC’s website and our website. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to offers and resales of shares of our common stock by the selling stockholder identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at http://www.nupathe.com through which you can access our SEC filings. We have included our website address and the SEC’s website address in this prospectus solely as inactive textual references.  The information contained on, or that can be accessed through, our website and the SEC’s website is not part of this prospectus.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $30.0 million in proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement. We will bear all reasonable expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by Aspire Capital. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by Aspire Capital.

Assuming the sale by us of all $30.0 million of common stock to Aspire Capital and estimated expenses of $0.1 million, the net proceeds to us would be $29.9 million. We intend to use all such net proceeds for the development, manufacture and commercial launch of Zecuity in the U.S.  We may also use a portion of such funds for working capital and other general corporate purposes, which may include debt service and interest obligations, the acquisition or licensing of other products or technologies or the acquisition of other businesses in the biotechnology or specialty pharmaceuticals industry.

This anticipated use of net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including:

•                  the timing and outcome of the FDA’s review of our NDA resubmission for Zecuity, including the extent to which the FDA may request or require us to provide additional information or undertake additional trials or studies;

•                  the cost, scope and timing of activities undertaken to prepare for commercialization of Zecuity;

•                  the extent to which we acquire or invest in new products, businesses and technologies;

•                  the extent to which we choose to establish collaboration, co-promotion, distribution or other similar agreements for Zecuity and our other product candidates; and

•                  any unforeseen or underestimated cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement. In addition, our anticipated use of proceeds does not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments that we may make. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

Pending our use of the net proceeds from the sale of our common stock to Aspire Capital under the Purchase Agreement, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities and money market accounts.

THE ASPIRE TRANSACTION

General

On August 2, 2011, we entered into the Purchase Agreement which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of our common stock over the term of the Purchase Agreement.  In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital the Commitment Shares and Aspire Capital purchased the Initial Purchase Shares.  Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of December 13, 2012, there were 19,900,170 shares of our common stock outstanding.  If all of the 2,901,734 shares of our common stock offered hereby were issued and outstanding as of the date hereof, then such shares would represent approximately 14.6% of the total common stock outstanding as of the date hereof. The number of shares of our common stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 2,901,734 shares of our common stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital and 2,746,147 shares of common stock which we may issue to Aspire Capital.

All 2,901,734 shares of common stock are being offered pursuant to this prospectus.  Under the Purchase Agreement, we have the right but not the obligation to sell more than the 2,901,734 shares of common stock offered in this prospectus to Aspire Capital.  If we elect to sell more than the 2,901,734 shares of common stock offered hereby, we must first obtain the approval of our stockholders to do so and register under the Securities Act the sale by Aspire Capital of any additional shares we may elect to put to Aspire Capital before we can put such additional shares to Aspire Capital under the Purchase Agreement.

On any trading day on which the closing sale price of our common stock is not less than $4.00 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 100,000 shares of our common stock per business day, up to $30.0 million of our common stock in the aggregate at a Purchase Price calculated by reference to the prevailing market price of our common stock over a preceding 12-business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $500,000 per trading day.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to the lesser of (i) 100,000 shares and (ii) the number of shares with an aggregate purchase price of $500,000, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on The NASDAQ Global Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold.  The VWAP Purchase Price is calculated by reference to the prevailing market price of our common stock (as more specifically described below).

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our common stock is less than the Floor Price.  There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

Purchase of Shares under the Common Stock Purchase Agreement

Under the Purchase Agreement, on any trading day selected by us on which the closing sale price of our common stock is not less than $4.00 per share, we may direct Aspire Capital to purchase up to 100,000 shares of our common stock per trading day so long as no sale pursuant to such Purchase Notice may exceed $500,000 per trading day.  The Purchase Price of such shares is equal to the lesser of:

•                  the lowest sale price of our common stock on the purchase date; or

•                  the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to the lesser of (i) 100,000 shares and (ii) the number of shares with an aggregate purchase price of $500,000, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on The NASDAQ Global Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 90% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice.  The VWAP Purchase Price of such shares is 95% of the volume-weighted average price for our common stock traded on The NASDAQ Global Market:

•                  on the VWAP Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the VWAP Purchase Share Volume Maximum; or

•                  during that portion of such trading day until such time as the sooner to occur of (i) the time at which the aggregate shares traded exceed the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Company’s common stock falls below the VWAP Minimum Price Threshold.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of our common stock pursuant to the Purchase Agreement on any trading day that the closing sale price of our common stock is less than $4.00 per share.

Compliance with NASDAQ Global Market Rules

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 19.9% of our outstanding shares as of August 2, 2011, the date of the Purchase Agreement, unless stockholder approval is obtained to issue more than 19.9% to be in compliance with the applicable listing maintenance rules of The NASDAQ Global Market.  We currently do not intend to seek stockholder approval of the transactions contemplated by the Purchase Agreement.

Events of Default

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•                  the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 30 consecutive business days, which period will be extended for an additional 15 business days if we receive a comment letter from the SEC in connection therewith;

•                  the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE MKT or the OTC Bulletin Board;

•                  our transfer agent’s failure to issue to Aspire Capital shares of our common stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•                  any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which would reasonably be expected to have a material adverse effect on us subject to a cure period of five business days;

•                  if at any time the issuance of shares of common stock upon the submission of a Purchase Notice or VWAP Purchase Notice under this Agreement would result in the issuance of an aggregate number of shares of common stock that would exceed the number of shares of common stock that we may issue under this Agreement without breaching our obligations under the rules or regulations of The NASDAQ Global Market;

•                  if we become insolvent or are generally unable to pay our debts as they become due; or

•                  any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 2,901,734 shares registered in this offering.  It is anticipated that shares registered in this offering will be sold over a period of up to approximately 24 months from the date of this prospectus.  The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile.  Sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in dilution to the interests of other holders of our common stock.  However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to 2,816,868 shares of our common stock.  We estimate that we will sell no more than 2,816,868 shares to Aspire Capital under the Purchase Agreement (exclusive of the Commitment Shares), all of which are included in this offering.  Subject to any required approval by our board of directors and stockholders, we have the right but not the obligation to issue to Aspire Capital more than the 2,901,734 shares offered pursuant to this prospectus.  In the event we elect to issue more than the 2,901,734 shares offered hereby, we will be required to file a new registration statement and have it declared effective by the SEC.  The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement.  The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price	Number of Shares to be Sold if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Aspire Capital Transaction(2)	Proceeds from the Sale of Shares to Aspire Capital Under the Common Stock Purchase Agreement
$4.00	2,816,868	12.7%	$11,267,472
$5.50	2,816,868	12.7%	$15,492,774
$7.50	2,816,868	12.7%	$21,126,510
$9.50	2,816,868	12.7%	$26,760,246
$10.50	2,816,868	12.7%	$29,577,114
$11.00	2,727,273	12.4%	$30,000,000

(1)                                 Excludes 84,866 Commitment Shares issued under the Common Stock Purchase Agreement between the Company and Aspire Capital.

(2)                                 With respect to the Assumed Average Purchase Prices of $4.00, $5.50, $7.50, $9.50 and $10.50, the denominator used to calculate each respective percentage is 22,801,904 shares.  With respect to the Assumed Average Purchase Price of $11.00, the denominator used to calculate the respective percentage is 22,712,309 shares.  These denominators are calculated by adding 19,900,170 shares (which represents the number of shares of our common stock outstanding as of December 13, 2012, including the Commitment Shares and the Initial Purchase Shares previously issued to Aspire Capital) and the number of shares set forth in the adjacent column which we would have sold to Aspire Capital based on the applicable assumed average purchase price. The numerator is based on the number of shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the adjacent column.

SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder as of December 13, 2012.  Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Shares Beneficially Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering (4)
Aspire Capital Fund, LLC (2)	405,587	(3)	2.0%	2,901,734	250,000	1.1%

(1)                                 Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of our common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days, whether through the exercise of options, warrants or otherwise.  The percentage of ownership set forth above is based on 22,967,038 shares which amount represents 19,900,170 shares of our common stock outstanding as of December 13, 2012 (including the Commitment Shares and Initial Purchase Shares), plus 2,816,868 additional shares of common stock which represents the balance of the shares that we may sell to Aspire Capital under the Purchase Agreement and which are being offered pursuant to this Prospectus along with the Commitment Shares and the Initial Purchase Shares, plus 250,000 shares of our common stock that Aspire Capital has the right to acquire within 60 days of December 13, 2012 upon the conversion of shares of our Series A Preferred Stock held by Aspire Capital as of December 13, 2012.

(2)                                 Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Aspire Capital. Messrs. Martin, Brown and Komissopoulos have shared voting and investment power over the shares being offered under this prospectus. Aspire Capital is not a registered broker-dealer or an affiliate of a registered broker-dealer.

(3)                                 Includes (i) 155,587 shares of our common stock acquired by Aspire Capital under the Purchase Agreement, consisting of the Commitment Shares and the Initial Purchase Shares, and (ii) 250,000 shares of our common stock that Aspire Capital has the right to acquire within 60 days of December 13, 2012 upon conversion of shares of our Series A Preferred Stock held by Aspire Capital as of December 13, 2012.  The Company may elect in its sole discretion to sell to Aspire Capital up to an additional number of shares under the Purchase Agreement equal to $29.5 million in value, but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.

(4)                                 The percentage of ownership set forth above assumes the sale by the Company to Aspire Capital of all shares being offered pursuant to this Prospectus, and the subsequent resale by Aspire Capital of such shares.

PLAN OF DISTRIBUTION

We entered into the Purchase Agreement with Aspire Capital on August 2, 2011.  Upon execution of the Purchase Agreement, we issued or sold 155,587 shares of common stock, in aggregate, to Aspire Capital.  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Aspire Capital is irrevocably committed to purchase up to an aggregate of $30.0 million of shares of our common stock over the approximately 24-month term of the Purchase Agreement.  The Purchase Agreement provides that from time to time over the term of the Purchase Agreement, on any trading day on which the closing sale price of our common stock is not less than $4.00 per share, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice, directing Aspire Capital to purchase up to 100,000 shares of our common stock per trading day so long as no purchase amount shall exceed $500,000 per trading day.  In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to the lesser of (i) 100,000 shares and (ii) the number of shares with an aggregate purchase price of $500,000, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on The NASDAQ Global Market on the next trading day, subject to the VWAP Purchase Share Volume Maximum.  The Purchase Agreement provides that unless and until our stockholders have approved the issuance of greater than 19.9% of our outstanding shares pursuant to the Purchase Agreement, the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 19.9% of our outstanding shares as of August 2, 2011, the date of the Purchase Agreement.

The common stock offered by this prospectus is being offered by Aspire Capital, the selling stockholder. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•                  ordinary brokers’ transactions;

•                  transactions involving cross or block trades;

•                  through brokers, dealers, or underwriters who may act solely as agents;

•                  “at the market” into an existing market for the common stock;

•                  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•                  in privately negotiated transactions; or

•                  any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.

The selling stockholder is an “underwriter” within the meaning of the Securities Act.

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information. Pursuant to a requirement of the Financial Industry Regulatory Authority (referred to in this prospectus as “FINRA”), the maximum commission or discount and other compensation to be received by any FINRA member or independent broker-dealer shall not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

We will pay all reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to our registration and related obligations in the Registration Rights Agreement. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The selling stockholder and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

We have advised Aspire Capital that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We may suspend the sale of shares by Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares purchased by Aspire Capital under the Purchase Agreement have been sold by Aspire Capital.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described in this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements of NuPathe Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 and the period from January 7, 2005 (inception) through December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG’s report dated March 20, 2012 contains an explanatory paragraph that states that NuPathe Inc.’s recurring losses and negative cash flows from operations since its inception raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

2,901,734 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant.  All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$2,438
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Transfer agent and miscellaneous expenses	$2,562
Total	$80,000

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  Transaction from which the director derived an improper personal benefit;

•                  Act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•                  Unlawful payment of dividends or redemption of shares; or

•                  Breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests; however, no indemnification shall be permitted if such person has been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted under the DGCL. Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

In addition to the indemnification provisions provided for in our restated certificate of incorporation and bylaws, we have entered into separate indemnification agreements with our directors. These indemnification agreements provide, among other things, that we will indemnify our directors for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director in any claim, action or proceeding arising in his or her capacity as a director of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification.

We also maintain insurance policies which insure our directors and officers against certain liabilities.

The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL and our restated certificate of incorporation, our bylaws and the indemnification agreements referred to above, which are exhibits to this registration statement.

Item 16.  Exhibits and Financial Statement Schedules.

(a)   Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

(b) Financial Statements Schedules.

All financial statement schedules are omitted because they are not applicable or not required or because the required information is included in the financial statements or notes thereto.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Conshohocken, Commonwealth of Pennsylvania, on the 14th day of December, 2012.

NUPATHE INC.

By:	/s/ Armando Anido
Armando Anido
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer and Director	December 14, 2012
Armando Anido	(Principal Executive Officer)

/s/ Keith A. Goldan	VP Finance and Chief Financial Officer	December 14, 2012
Keith A. Goldan	(Principal Financial and Accounting Officer)

*	Chairman of the Board	December 14, 2012
Wayne P. Yetter

*	Director	December 14, 2012
Michael Cola

/s/ James A. Datin	Director	December 14, 2012
James A. Datin

*	Director	December 14, 2012
William J. Federici

/s/ Richard S. Kollender	Director	December 14, 2012
Richard S. Kollender

*	Director	December 14, 2012
Robert P. Roche, Jr.

/s/ Brian S. Sisko	Director	December 14, 2012
Brian J. Sisko

* /s/ Keith A Goldan, as Attorney-in-Fact pursuant to Power of Attorney filed as Exhibit 24.1.

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed	Previously
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith	Filed

4.8	Registration Rights Agreement, dated as of August 2, 2011, between NuPathe Inc. and Aspire Capital Fund, LLC	8-K	001-34836	4.1	August 2, 2011

5.1	Opinion of Morgan, Lewis & Bockius LLP	—	—	—	—	—	X

10.31	Common Stock Purchase Agreement, dated August 1, 2011 between NuPathe Inc. and Aspire Capital Fund, LLC	8-K	001-34836	10.1	August 2, 2011

23.1	Consent of KPMG LLP, independent registered public accounting firm	—	—	—	—	X	—

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)	—	—	—	—		X

24.1	Power of Attorney (included in the signature page to initial registration statement)	—	—	—	—	—	X